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                           [ERNST & YOUNG LETTERHEAD]

                                                                    Exhibit 16.1
September 18, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the section titled "Changes in Principal Accountants" in the Form S-1 (No. 333-38592) of Inrange Technologies Corporation and are in agreement with the statements contained in the first paragraph of such section therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        /s/ Ernst & Young LLP